UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 7, 2017 (March 6, 2017)

Tremor Video, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35982	20-5480343
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1501 Broadway, 8th Floor
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 723-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2017, Tremor Video, Inc., or the Company, announced that Katie Evans has been appointed to the position of Chief Operating Officer.

Prior to her appointment as Chief Operating Officer, Ms. Evans, age 31, served as the Company’s Senior Vice President, Strategy & Operations from November 2015.  Before that, she served as Vice President, Strategy & Operations, from January 2014 to October 2015, and as Senior Director, Sales Strategy & Product Marketing, from January 2012 to December 2013.    Ms. Evans received a B.S. in Business Administration from the University of Richmond.

In connection with Ms. Evans’ appointment as Chief Operating Officer, on March 6, 2017, the Company entered into an amended and restated offer letter with Ms. Evans. Under the offer letter, Ms. Evans will be paid an annual base salary of $333,000.  Ms. Evans will continue to be entitled to participate in the Company’s benefit plans and equity incentive plans.

For 2017, Ms. Evans will be eligible to earn an annual performance bonus pursuant to the Company’s 2017 bonus plan. The amount of the bonus that may be earned is determined based on defined criteria, allocation ranges and formulas approved by the compensation committee. The target annual bonus opportunity for Ms. Evans will be $215,000. There is also an ability to receive additional bonus for performance in excess of objectives capped at 150% of the target.   In addition, Ms. Evans is eligible to receive a one-time cash bonus in the amount of $75,000, provided that she remains employed with the Company through June 30, 2017.

Ms. Evans’ offer letter provides that if, during the period beginning on the date that is two months before a change in control (as defined in the offer letter) and ending on the date that is twelve months following a change in control (the “change in control period”), the Company terminates her employment for any reason other than for cause (as defined in the offer letter), death or disability (as defined in the offer letter), or if she resigns for good reason (as defined in the offer letter) (each, a “Qualified Separation”), she is entitled to receive the following severance benefits: (1) 12 months of continued salary; (2) a pro-rated portion of that year’s target bonus and any earned but unpaid bonuses from prior periods; and (3) paid COBRA coverage for up to 12 months.  Additionally, if a Qualified Separation occurs within the change in control period, Ms. Evans is entitled to acceleration of 100% of the unvested shares subject to any equity award granted by the Company.

The offer letter further provides that if Ms. Evans has a Qualified Separation outside of the change in control period, she is entitled to receive the following severance benefits: (1) six months of continued salary; (2) a pro-rated portion of that year’s target bonus and any earned but unpaid bonuses from prior periods; and (3) paid COBRA coverage for up to six months.

There are no family relationships between Ms. Evans and any of the Company’s officers or directors. There are no related party transactions reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K.

The foregoing description of Ms. Evans’ offer letter is summary in nature, and is subject to, and qualified in its entirety by, the full text of the offer letter, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREMOR VIDEO, INC.

Dated: March 7, 2017	By:	/S/ AARON SALTZ
Aaron Saltz
General Counsel

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